Exhibit 10.6

Premises Lease Agreement

This Premises Lease Agreement (the “Agreement”) is entered into as of  August 26, 2008 by and among the following parties:

Party A (the Lessor): Kaifeng High Pressure Valve Steel Casting Limited Liabilities Company (开封高压阀门铸钢有限责任公司)
Domicile: No. 93, West Xin Song Road, Kaifeng City, Henan Province
Legal Representative: Zhang, Peizhuang
Facsimile: 0378-2995646

Party B (the Lessee): Henan Kaifeng High Pressure Valve Co., Ltd (河南开封高压阀门有限公司)
Domicile: No. 93, West Xin Song Road, Kaifeng City, Henan Province
Legal Representative: Fang, Siping
Facsimile: 0378-2913714

Party A and Party B are referred to herein as the "Parties" collectively and as a "Party" individually.

Whereas,

1
Party A is a duly established limited liabilities company.  It owns the land use right to the land lot located at No. 93, Xin Song Road, Kaifeng City, Henan and the titles to the buildings thereon.  This land lot has been granted by the state for the purpose of industrial use.

2	Party B is a duly-established wholly foreign owned enterprise.

3	Now, the Parties have agreed that Party A will lease parts of the premises on the aforesaid land to Party B.

According to the Contract Law of the People's Republic of China and other relevant laws and regulations, and by the principle of equality, mutual consent, mutual benefits and good faith, the Parties have, after mutual negotiation, entered into this Agreement as to Party B’s lease from Party A of Factory Premises that are duly authorized to be leased.

Article 1    Status of the Factory Premises to be Leased

1.1
Party A hereby leases to Party B the premises and land located at the land lot under the Land Use Right Certificate Bian Fang Di Quan Zheng Zi No. 233733 at No. 93, Xin Song Road, Kaifeng City, Henan , with the exception of the premises listed in Appendix I to this Agreement (the factory premises and land to be leased to Party B by Party A would hereinafter be referred to as the “Factory Premises”).

1.2
Party A hereby enters into this lease with Party B as the owner of titles to the Factory Premises.  Before entering into this Agreement, Party A has demonstrated to Party B his Land Use Right Certificate and Building Title Certificates under which Party A obtained titles to The Factory Premises

Article 2    The Nature of the Lease and For Purpose of Production

2.1
Party A has examined the business license or the contemplated business scope of Party B.  Party B warrants to Party A that Party B will use The Factory Premises strictly in accordance with its approved business scope during Party B’s lease thereof.

2.2
Party B warrants that Party B will not, unless having been approved in writing by Party A or by competent regulatory authorities (including work safety authority, fire control authority, etc.) according to relevant regulations, conduct in the Factory Premises any production activities other than those set forth in Article 2.1.

Article 3    Delivery Date and Lease Term

3.1
Party A will deliver The Factory Premises to Party B immediately after the execution of this Agreement.  The term of this lease will start on the date of this Agreement and lasts until the date on which Party B acquires titles to the Factory Premises pursuant to the Agreement for Transfer of Land Use Right and Building Titles  entered into between Party A and Party B on August 26, 2008.

Article 4    Rental, Method and Time limit of Payment

4.1
The annual total rental for The Factory Premises will be the RMB equivalent of US$ 450,000 (the applicable conversion rate will be the foreign exchange rate quoted by the People’s Bank of China for Renminbi on the date of the execution of this Agreement).

4.2
Party B will pay each annual rental prior to December 31 each year.  Party B will wire transfer the payment to a bank account designated by Party A, or pay the amount in other methods as agreed upon in writing by the Parties:

In case of any overdue payment, Party B will pay 0.3% of the annual rental as liquidated damages for each day on which its rental is overdue.

Article 5    Earnest Money and Other Fees

5.1	At the delivery of The Factory Premises, Party B will pay no earnest money for the lease of The Factory Premises.

5.2	During the term of this lease, Party B will be responsible for payment of fees relating to tap water, electricity, gas, telecommunication, facilities, property management, etc.

5.3
During the term of this lease, Party A is responsible to secure property insurance for The Factory Premises, and Party B is responsible to secure property insurance for Party B’s assets in The Factory Premises.

Article 6    Requirement on the Use of The Factory Premises

6.1
During the term of this lease, Party B shall be responsible for reasonable maintenance of the equipment and other assets inside the building; Party A will, at its own cost, be responsible to maintain and repair for damages during ordinary use of The Factory Premises.  Party A will repair within three working days after the receipt of Party B’s notice.  If Party A fails to repair within the aforesaid time limit, Party B could repair such damages itself, and then promptly inform Party A of such repair and present to Party A relevant invoices for the expense incurred, and Party A will bear expenses reasonably incurred in connection with Party B’s repair.

6.2
During the term of this lease, Party B will reasonably use and take care of The Factory Premises and relevant facilities.  Party B will bear maintenance costs relating to damages to The Factory Premises arising out of Party B’s improper or unreasonable use thereof.

6.3
During the term of this lease, both Parties will coordinate with each other in good faith, and ensure The Factory Premises in usable and safe condition.  When Party A examines The Factory Premises for its duty of safety administration, Party B will coordinate with Party A.  Upon discovering hidden work safety risks with Party B, Party A has the right to inform Party B in writing and require it to rectify.

6.4	If Party B is to add equipment or decorations in The Factory Premises, it will get Party A’s consent in writing in advance.

Article 7    The Status of The Factory Premises Upon Return

7.1	Unless Party A has agreed to the extension of this Agreement, Party B will return The Factory Premises within ten days from the expiration of this lease.

Article 8    Sub-lease, Transfer and Exchange

8.1	During the term of this lease, Party B will obtain Party A’s consent in writing before it sub-leases any part or the whole of The Factory Premises to any third party.

8.2
During the term of this lease, Party B will obtain Party A’s consent in writing before Party B delegates its lease of the Factory Premises to a third party or exchanges its lease of the Factory Premises with a third party.  After such delegation or exchange, the third party which has entered into the delegation or exchange of the lease of The Factory Premises will enter into a agreement with Party A for a change in the lessee and proceeds to perform this Agreement.

8.3
During the term of this lease, if Party A intends to sell or pledge The Factory Premises, it will inform Party B three months in advance.  When Party A is to sell The Factory Premises or the mortgagee is to foreclose on The Factory Premises, Party B has the right of first refusal to acquire the Factory Premises on the same terms.

Article 9    Termination Conditions

9.1	During the term of this lease, upon any of the below circumstances, the Agreement will terminate and neither Party will be liable to the other:

A	The land use right to the land covered by The Factory Premises is duly taken back by the State ahead of schedule.

B	The Factory Premises are duly requisitioned for public interests.

C	For purpose of urban planning, The Factory Premises are duly listed among properties required to be demolished and relocated.

D	During the term of this lease, The Factory Premises are identified as hazardous Factory Premises, or are demolished or lost due to force majeure.

E	Other circumstances under which the lease may be terminated, as agreed upon by the Parties in writing.

9.2
Under any of the below circumstances, either Party may inform the other to terminate the Agreement.  If such breach of the Agreement by one Party has caused damages to the other Party, the breaching Party will indemnify the non-breaching Party for all the direct damages incurred by the non-breaching Party:

A	Party A fails to deliver The Factory Premises within the time limit, and fails again to do so thirty days after Party B’s notice.

B
The Factory Premises delivered by Party A do not conform to the provisions of the Agreement, thus frustrating the purpose of this lease; or The Factory Premises delivered by Party A pose danger to workplace safety or contain defect in fire-control rating.

C	Party A discovers workplace safety problems in Party B, and informs Party B in writing and requires it to remedy The Factory Premises, but Party B fails or refuses to remedy.

D
Without Party A’s consent in writing and approvals from competent regulatory authorities, Party B changes the Factory Premises’ intended or planned production use and conducts production activities other than those set forth in Article 2.1.

E
Without Party A’s consent in writing or approvals from competent regulatory authorities (including work safety authority, fire control authority, etc.), Party B adds new facilities, modify internal designs, or produces, operates, transports, stores and uses hazardous materials or disposes of hazardous chemicals.

F	Without Party A’s consent in writing, Party B sub-leases The Factory Premises, transfers the lease to a third party, or exchanges the lease with a third party.

G	Party B has been in default on the rental payment for an aggregate of twelve months.

H	The Factory Premises suffer damages due to Party B’s improper use thereof or any other negligence.

I	Other circumstances under which this lease may be terminated, as agreed on by the Parties in writing.

Article     10Breach

10.1
If The Factory Premises contain defects when delivered, Party A will repair such defects within ten days from the delivery.  If Party A fails to repair within such time limit,  the rental that Party A is entitled to will be reduced and relevant provisions relating to the rental will be amended.

10.2
 Party A will indemnify Party B for any damages Party B has suffered due to the fact that Party A fails to inform Party B of the existence on Factory Premises of any mortgage or of any restriction on alienation of its title.

10.3
If Party B changes the construction structure of The Factory Premises, or violates relevant technical standards or provisions on fire control and safety without Party A’s consent in writing, or exceeds the scope of Party A’s consent in writing, Party A is entitled to Party B’s restoration of the Factory Premises and payment for damages.

Article 11    Disputes Resolutions

11.1	This agreement is governed by the laws and regulations of the People’s Republic of China.

11.2
If any dispute arises during the performance of this agreement, it will be resolved by the Parties through negotiation.  If no resolution could be made through negotiation, the dispute will be resolved through arbitration.  The Parties mutually agree that the dispute will be submitted to Shanghai sub-commission of the China International Economic and Trade Arbitration Commission, and will be arbitrated according to its arbitration rules.  The arbitration award is final and binding on both Parties.

Article 12    Miscellaneous

12.1
Starting upon the date of the execution of this Agreement, the Real Property Lease Contract entered into between Party A and Party B on January 20, 2008 for the properties located at  No. 93, West Xin Song Road, Kaifeng City shall immediately be terminated.  All the rights and obligations of Party A or Party B under the Real Property Lease Contract shall be entirely replaced by this Agreement.

12.2
 During the term of this lease, if Party A is to mortgage a part or the whole of The Factory Premises, it will inform Party B in writing and warrants to Party B: if relevant parties are to dispose of The Factory Premises by sale thereof, Party A will, 10 days in advance to such disposal, inquire Party B in writing if Party B will exercise its right of first refusal with respect to The Factory Premises.

12.3
This agreement will take effective after both Parties have signed and attached their official seals to it.  After the effectiveness of the Agreement, Party A will be responsible to register it according to relevant regulations and obtain the registration certificate for the lease agreement.

12.4
After the registration of this agreement, if this agreement is revised or terminated, Party A will be responsible to go through formalities for alternation or termination registration with the original registration authority within fifteen days from such alternation or termination.

12.5
The Parties may negotiate with each other and reach mutual consent on any matter not covered in this agreement and then enter into supplemental articles.  The supplemental articles and the appendix to this agreement are indivisible parts of this agreement, and any handwritten or printed word filled in any blank in this agreement, its supplemental articles or its appendix will have the same effect as the  main body of this agreement.

12.6
This Agreement and its appendix will be executed in three originals.  Party A and Party B will each hold one original, and another original should be filed with Kaifeng real estate administrative authority.  Each of the three originals should have equal legal effect.

Party A

[Official Seal]
Legal representative of Party A: /s/ Zhang Peizhuang
                                                         Mr. Zhang Peizhuang
Date of Execution: August 26, 2008
Location of Execution: Kaifeng City, Henan Province, China

Party B

[Official Seal]
Legal representative of Party B: /s/ Fang Siping
                                                         Mr. Fang Siping
Date of Execution: August 26, 2008
Location of Execution: Kaifeng City, Henan Province, China